[FORM OF STOCK CERTIFICATE]

               INCORPORATED UNDER THE LAWS OF THE STATE OF KANSAS



                      FIRST FEDERAL OF OLATHE BANCORP, INC.
                                 OLATHE, KANSAS




           $0.01 par value common stock--fully paid and non assessable

This certifies that _____________________________ is the owner of __________
shares of the common stock of First Federal of Olathe Bancorp, Inc. (the "Corporation"), a Kansas corporation.

The shares evidenced by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, in person or by his duly authorized attorney or legal representative, upon surrender of this certificate properly endorsed. This Certificate in not valid until countersigned and registered by the Corporation's transfer agent and registrar. This security is not a deposit or savings account and is not federally insured or guaranteed.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its seal to be affixed hereto.

DATED:____________________



______________________________                        __________________________
         Secretary                        (SEAL)              President

                      FIRST FEDERAL OF OLATHE BANCORP, INC.

      The shares evidenced by this Certificate are subject to a limitation contained in the Articles of Incorporation of First Federal of Olathe Bancorp, Inc. (the "Corporation") to the effect that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit. The Limit shall not be applicable to an acquisition of Common Stock by an employee stock purchase plan or other employee benefit plan of the Corporation or any of its subsidiaries.

      The Board of Directors of the Corporation is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences, and relative, participating, optional, or other special rights of the shares of such series, and limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

      The shares represented by this Certificate may not be cumulatively voted on any matter. The Articles of Incorporation requires the affirmative vote of the holders of not less than 80% of the voting stock of the Corporation, voting together as a single class, to approve certain business combinations and other transactions and to amend certain provisions of the Articles of Incorporation.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common       UNIF GIFT MIN ACT - _____Custodian_______
                                                           (Cust)        (Minor)
TEN ENT  -  as tenants by the entireties
                                               Under Uniform Gifts to Minors Act
JT TEN   -  as joint tenants with right
            of survivorship and not as         _________________________________
            tenants in common                              (State)

     Additional abbreviations may also be used though not in the above list


For value received, ________________ hereby sell, assign and transfer unto

 _________________________________
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|_________________________________|

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER


________________________________________________________________________________
             (please print or typewrite name and address including
                          postal zip code of assignee)

________________________________________________________________________________

____________________________________________________________________  Shares of

the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________________

__________________________ Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.


Dated, _____________________________

In the presence of                          Signature:

_____________________________________           ________________________________

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.